EMPLOYMENT AGREEMENT


                  AGREEMENT made as of August 1, 1995 between ALLOU HEALTH & BEAUTY CARE, INC., a Delaware corporation with offices at 50 Emjay Boulevard, Brentwood, New York 11717 ("Company"), and HERMAN JACOBS, residing at 116 Rutledge Street, Brooklyn, New York 11211 ("Employee").

                              W I T N E S S E T H :
                 WHEREAS, Employee has been employed by the Company and has rendered substantial services to the Company; and
                 WHEREAS, the Company believes that the contributions that have been made and can continue to be made by Employee toward the success of the business of the Company are valuable and wishes to retain the services of Employee for its benefit; and
                 WHEREAS, the Company desires to continue to retain the service of Employee as its President and Chief Operating Officer; and
                 WHEREAS, Employee is willing to continue as such upon the terms and conditions herein set forth;
                 NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the Company and Employee agree as follows:
                  1. TERM. The Company hereby employs Employee, and Employee hereby accepts employment by the Company, on the terms and conditions herein contained for a term commencing August 1, 1995 (the "Commencement Date") and terminating on July 31, 1998 ("Original Term") unless sooner terminated as herein provided (the "Term").



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                  2. EMPLOYMENT DUTIES.
                           (a)      During the Term, Employee shall serve as the
President and Chief Operating Officer of the Company and Employee shall have such responsibilities, powers and duties as are substantially consistent with his present responsibilities, powers and duties. Employee shall be subject to the reasonable direction of the Board of Directors of the Company. Employee agrees that during the Term he will devote his full time and attention during regular business hours to the business and affairs of the Company except during vacation periods and periods of illness or incapacity. Notwithstanding the foregoing and so long as his activities do not interfere with the performance of his duties hereunder, Employee will be permitted to acquire, own or deal in securities or other investments except that, without the prior written consent of the Company's Board of Directors, Employee may not invest in any business which has business relations or competes with the Company or any of its subsidiaries or affiliates unless the securities of such business are listed on a national securities exchange or traded in the over-the-counter market and the interest of Employee does not exceed one (1%) percent of the outstanding securities of any class of that business. In addition, nothing contained herein shall prevent Employee from serving as a director or trustee of any corporation or other organization, and in any other capacity with any non-commercial enterprise, provided that such service does not materially interfere with the performance of his duties hereunder and such business or organization does not compete with the Company or any of its subsidiaries or affiliates.
                           (b)      It is  understood  that, except for  limited
business travel which shall be only such as is reasonably required for him to perform his duties hereunder, Employee's duties under this paragraph 2 are performed at the Company's principal executive office in Brentwood, New York.

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                  3. COMPENSATION AND BENEFITS.
                           (a)     For the full, prompt and faithful performance
of all of the duties and services to be performed by Employee hereunder, the Company agrees to pay Employee a salary ("Base Salary") at the rate of Three Hundred Thousand Dollars ($300,000) per year, payable in equal semi-monthly installments or in such other manner as shall be mutually agreeable to Employee and the Company. The Company's Board of Directors may, in its discretion, at any time and from time to time, increase such Base Salary for Employee and grant Employee other compensation, including bonuses, in addition to that provided for hereunder. Employee's compensation shall be reviewed at least once each year. Any increase in Base Salary or other compensation shall in no way limit or reduce any other obligation of the Company under this Agreement.
                           (b)      As additional  compensation,  Employee shall
receive a sum equal to: (i) three percent (3%) of the amount of any increase in the Company's earnings before interest and taxes ("EBIT") (as hereinafter defined) at the end of each fiscal year during the term of this Agreement as compared to the EBIT for the prior fiscal year (an "Increase") for amounts of such Increase up to $2,000,000; (ii) two percent (2%) of the amount of any Increase that is greater than $2,000,000 but less than or equal to $3,000,000; and (iii) one percent (1%) of the amount of any Increase exceeding $3,000,000. For the purposes of this Agreement, "EBIT" shall be the annual earnings of the Company for the fiscal year computed before any charges for interest expense and any federal, state or other taxes relating to income, and shall be determined in accordance with generally accepted accounting principles by the certified public accountants regularly employed by the Company whose determination shall be binding on the parties.
                  The computation of "EBIT" shall be made as soon as practicable after the end of each fiscal year and may be paid in full after the end of each fiscal year. If at the end of any fiscal year, the

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Company's  EBIT does not exceed  the EBIT for the prior  fiscal  year,  Employee shall not receive any additional compensation as set forth in this section 3(b).
                           (c)      In addition to the compensation provided for
herein, Employee shall be entitled to participate in any bonus, incentive compensation, retirement, profit-sharing, medical payment, disability, health or life insurance and other benefit arrangements which may be or become available to executives of the Company.
                           (d)      The Company  agrees to grant  to Employee as
of the Commencement Date, an option to purchase, for a period of ten (10) years from the date of grant, an aggregate of One Hundred Thousand (100,000) shares of the Company's authorized Class B Common Stock pursuant to the terms of the Company's 1995 Stock Option Plan (the "Plan"), a copy of which shall be delivered to Employee contemporaneously with the execution of this Agreement, and any related stock option agreements required to be executed by optionees in connection therewith. Such grant shall be subject to approval of the Plan by the shareholders of the Company. All of such options shall become exercisable as to one hundred percent (100%) of such shares on the earlier of the seventh anniversary of the date hereof or as of end of any fiscal year in which the Company's EBIT increases at least fifteen percent (15%) over the Company's EBIT for the fiscal year ended March 31, 1995. Employee shall also be entitled to any additional stock options or stock related rights or similar benefits which may be granted to Employee by the Company.
                           (e)      Throughout  the  Original Term, the  Company
shall continue to provide Employee with life insurance with the beneficiary thereof to be designated by Employee in an amount not less than that in effect for Employee at the date hereof and shall pay all premiums due thereunder.
                           (f)      Employee shall be entitled to reimbursement,
not less frequently than monthly, for expenses reasonably incurred by him in furtherance of the business of the Company and

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in the performance of his duties  hereunder,  on an accountable  basis with such substantiation as the Company may at the time require from its senior executive officers.
                           (g)      During the Term, Employee  shall be entitled
to continue to receive the fringe benefits and perquisites presently provided for him by the Company. In order to enable Employee to most effectively perform his duties hereunder, the Company will provide Employee with the use of an automobile to be comparable and equivalent to the price category car presently used by Employee, under a two-year replacement program, and payment of all expenses associated therewith.
                           (h)      Employee shall be entitled to four (4) weeks
of vacation in each twelve (12) month period during the Term, to be taken at such times as may be mutually and reasonably agreed upon by the Company and Employee.

                  4. TERMINATION UPON DEATH. The Term shall terminate on the date of Employee's death, except that Employee's Base Salary shall be paid to his estate for a period of one (1) year after the date of his death. If Employee was entitled to receive any bonus, incentive or similar form of compensation under any arrangement with the Company which was to be based upon a period extending beyond the date of Employee's death, payment of a portion thereof, equal to the amount which would have been payable for the full period in which death occurs, multiplied by a fraction, the numerator of which is the number of days in such period through the date of death and the denominator of which is the total number of days in the full period, shall be made at the time it would have been made in accordance with such arrangement.

                  5. DISABILITY. If, during the Term, Employee shall, because of physical or mental illness or incapacity, become totally unable to perform, or in the judgment of the Company evidenced by a resolution adopted in good faith by a majority of its Board of Directors unable adequately to perform, the duties and services required of him pursuant to paragraph 2(a) for a period of one

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hundred  eighty (180)  consecutive  days,  the Company may, upon at least ninety
(90) days prior written notice given at any time after the expiration of such one hundred eighty (180) day period to Employee of its intention to do so, accelerate the end of the Term to such date as may be set forth in such notice; provided, however, that the end of the Term shall not be accelerated and the Term shall remain in full force and effect if Employee shall have resumed the full-time performance of his duties hereunder prior to the effective date of such proposed termination of the Term. In case of such acceleration of the end of the Term, Employee shall be entitled to receive, and the Company agrees to pay, his Base Salary for a period of one (1) year after the date of his termination due to disability and a pro rata portion of the amount of any bonus, incentive or similar form of compensation which he would have otherwise been entitled to for the period in which the acceleration of the end of the Term occurs.

                  6. CONFIDENTIAL INFORMATION. All confidential information which Employee may now know or which hereby may become known to Employee relating to the business of the Company or any customer or supplier of the Company shall not be disclosed by Employee to any other person or entity either during the Term or thereafter. Such confidential information shall be returned to the Company upon termination of Employee's employment.

                  7.  NON-COMPETITION.
                           (a)      Employee agrees that during the Term and for
a period of one (1) year after the termination of his employment with the Company, he will not (i) engage in or have any interest in any person, firm or corporation which engages, directly or indirectly, in competition with the Company or its subsidiaries or affiliates in the United States, in the sale of products or services of the type in which Employee has been directly involved during the Term in or have any interest in any person, firm or company which engages, directly or indirectly, in competition with the Company


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or its  subsidiaries  or affiliates in the United States for the business of any entity which was a customer of the Company or its subsidiaries or affiliates at any time during the Term or (ii) solicit any employees of the Company or any of its parents, subsidiaries or affiliates to leave their employ.
                           (b)    For the purposes of this paragraph 7, Employee
will be deemed directly or indirectly engaged in a business if he participates in such business as a proprietor, partner, joint venturer, shareholder, director, officer, lender, manager, employee, consultant, adviser or agent or if he in any way controls such business. Employee shall not for purposes of this paragraph 7 be deemed a shareholder or lender if he holds less than one (1%) of the outstanding securities of any class of any publicly- or privately-owned corporation engaged in the same or similar business to that of the Company or its subsidiaries or affiliates, provided that Employee shall not be in a control position (individually or as part of a group) with regard to such corporation.
                           (c)     In the event of a breach or threatened breach
by Employee of any of the provisions of this paragraph 7, the Company shall be entitled, upon establishing the existence of such breach or threatened breach, to an injunction to be issued by any tribunal of competent jurisdiction to restrain Employee from committing or continuing any such violation. In any proceeding for an injunction and upon any motion for temporary or permanent injunction, Employee agrees that his ability to answer in damages shall not be a bar or be interposed as a defense to the granting of such temporary or permanent injunction against him. Employee acknowledges that the Company will not have an adequate remedy at law in the event of any breach by him as aforesaid and that the Company may suffer irreparable damage and injury in the event of such a breach by him. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedy or remedies available to the Company, including, without limitation, the recovery of damages from Employee.


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                  8.   REPRESENTATION  BY  EMPLOYEE.   Employee  represents  and
warrants that he has not entered into any other agreement or understanding which is inconsistent with the execution of this Agreement or which in any way will prevent full compliance by him with the terms of this Agreement.

                  9. ASSIGNABILITY. This Agreement may not be assigned by Employee and all of its terms and conditions shall be binding upon and inure to the benefit of Employee and his heirs and legal representatives and the Company and its successors and assigns. Successors of the Company shall include, without limitation, any corporation or corporations acquiring directly or indirectly all or substantially all of the assets of the Company whether by merger, consolidation, purchase, lease or otherwise and such successor shall thereafter be deemed the "Company" for purposes hereof.

                  10. NOTICES. All notices, requests, demands and other communications provided for hereby shall be in writing and shall be deemed to have been duly given when delivered personally, sent by facsimile transmission (with receipt confirmed) or two days after being sent by registered or certified mail, return receipt requested, to the party entitled thereto at the address first above written or to such changed address as the addressee may have given by a similar notice.

                  11. MODIFICATION. This Agreement may be modified or amended only by an instrument in writing signed by Employee and the Company and any provision hereof may be waived only by an instrument in writing signed by the party hereto against whom any such waiver is sought to be enforced.

                  12. SEVERABILITY. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision contained herein.

                  13. GOVERNING LAW.   This Agreement  shall be  governed by and
construed in accordance with the laws of the State of New York.

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                  14. CAPTIONS.   The  captioned  headings  here  convenience of
reference only and are not intended to be construed to have any substantive effect.
                  IN WITNESS WHEREOF, the parties hereto have this Agreement as of the date first above written.

                                         ALLOU HEALTH & BEAUTY CARE, INC.


                                          By:  /s/  DAVID SHAMILZADEH
                                              ----------------------------
                                             Name:  David Shamilzadeh
                                             Title: SVP of Finance & CFO



                                               /s/ HERMAN JACOBS
                                             ------------------------------
                                                   HERMAN JACOBS







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